UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors, in reviewing the quarterly reports report on Form 10-QSB for the first and second quarters of  2006 determined that they could no longer be relied.  This conclusion was reached on December 1, 2006.

The Board of Directors discussed its conclusions and the matters disclosed in this filing with the Company’s auditors.

Consequently, the Form 10-QSB for the first and second quarters of 2006 was amended as of December 31, 2006 to restate the accompanying quarterly financial information.

 In the third quarter of 2006, management determined that the revenue recorded for Industrial Development Corporation should have been recorded using the percentages outlined in the revenue recognition policy.  Management has concluded that restating the transaction to reflect a 65% allocation to the license element of the contract in accordance with GAAP and consistent with the company’s revenue recognition policy.

The effect of this change is as follows for the quarters ended:

	March 30, 2006	June 30, 2006
Revenue increase (decrease)	$104,794	$105,869
Deferred Revenue increase (decrease)	$(104,794)	$(105,869)

The Company also restated its March 31, 2006 financial information to reclassify the Corporate Affairs Commission (CAC) transaction as follows:

	As Reported	As Reclassified	Differences
Revenue recorded for the sale	$1,000,000	$468,271	$(531,729)
Loss on Sale of Asset	$(531,729)	$0	$531,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: June 1, 2007	By:	/s/ Michael Rivers
Michael Rivers
President